UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2016

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2016, Opexa Therapeutics, Inc. (the “Company”) entered into that certain Sales Agreement (the “Agreement”) with IFS Securities, Inc. (doing business as Brinson Patrick, a division of IFS Securities, Inc.) (the “Sales Agent”), under which the Company may sell shares of its common stock from time to time depending upon market demand, with the Sales Agent acting as an agent for sales. Pursuant to the Agreement, the Company may offer and sell the shares in transactions deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933. The Agreement replaces that certain Sales Agreement dated September 6, 2012, as amended on March 5, 2014 (as amended, the “Original Sales Agreement”), between the Company and Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) (“Meyers Associates”) which was terminated.

The Company will pay the Sales Agent a commission equal to 3% of the gross proceeds from the sale of shares of common stock by it as agent under the Agreement. The Agreement provides that the company will provide customary indemnification rights to the Sales Agent. The Company has no obligation to sell any shares of common stock pursuant to the Agreement and may at any time suspend sales pursuant to the Agreement. Either party may terminate the Agreement at any time without liability of any party.

The shares of common stock will be sold pursuant to a new shelf registration statement on Form S-3 (Registration No. 333-208314), declared effective by the Securities and Exchange Commission on March 25, 2016. A prospectus supplement relating to the offer and sale of up to 1,000,000 shares of common stock pursuant to the Agreement will be filed with the Securities and Exchange Commission as part of the new shelf registration statement. Interested investors should read the registration statement and prospectus supplement and all documents incorporated therein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

As a result of the foregoing, the continuous offering through Meyers Associates pursuant to a prospectus supplement dated March 5, 2014 is deemed terminated and no further shares will be offered or sold by the Company through Meyers Associates.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to the disclosure above in Item 1.01. The Original Sales Agreement was terminated on March 25, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Legal Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Sales Agreement, dated March 25, 2016, by and between Opexa Therapeutics, Inc. and IFS Securities, Inc. (doing business as Brinson Patrick, a division of IFS Securities, Inc.).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 2016	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Sales Agreement, dated March 25, 2016, by and between Opexa Therapeutics, Inc. and IFS Securities, Inc. (doing business as Brinson Patrick, a division of IFS Securities, Inc.).

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).